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                                                                    EXHIBIT 21.2


                 Patriot American Hospitality Operating Company
                                  Subsidiaries


Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership
PAH Leasing, LLC, a Delaware limited liability company
Resorts Services, Inc., an Arizona corporation
BJV Realty, Inc., an Arizona corporation
Boulders Carefree Sewer Corporation, an Arizona corporation
Centralized Operations, Inc., an Arizona corporation
The Peaks Real Estate Services, Inc., an Arizona corporation
Patriot Holding LLC, a Delaware limited liability company
Bay Meadows Operating Company LLC, a Delaware limited liability company
Bay Meadows Catering Inc., a California corporation
Patriot Grand Heritage, LLC, a Delaware limited liability company
GH (Cayman) Limited, a Cayman Islands company
GH-Chicago, Inc., an Illinois corporation
GHV-Colorado, Inc., a Colorado corporation
GH-Detroit, Inc., a Michigan corporation
GHV-Galveston, Inc., a Texas corporation
GH-Greenville, Inc., a Tennessee corporation
GH-Providence, Inc., a Rhode Island corporation
GH-San Diego, Inc., a Delaware corporation
GH-Wichita, Inc., a Kansas corporation
Grand Heritage Hotels (Europe) Limited, a United Kingdom company
Grand Heritage Hotels, Inc., a Maryland corporation
Grand Management Services, Inc., a Florida corporation
Grand Heritage Real Estate Group LLC, a Maryland limited liability company GH Trademarks, LLC, a Maryland limited liability company
Grand Heritage Leasing LLC, a Maryland limited liability company
GH-Atlanta, LLC, a Maryland limited liability company
P.H.G., LLC, a Maryland limited liability company
Burrllen Enterprises of Maryland, a Maryland general partnership
PAH Stanly Ranch LLC, a Delaware limited liability company
PAH Stanly Holding LLC, a Delaware limited liability company
PAH-Buttes, LLC, a Delaware limited liability company
GAH-II, L.P., a Delaware limited partnership
PAH GAH Holdings, LLC, a Delaware limited liability company
PAH GAH Holdings, L.P., a Delaware limited partnership
Patriot American Hospitality Operating Company Acquisition Subsidiary, a Delaware corporation